SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934



(X )  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

( )  Preliminary Proxy Statement
(  )  Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-b(e)(2))
(X )  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                         EMERGENT GROUP, INC.

            (Name of Registrant as Specified In Its Charter)



   (Name of Person(s) Filing Proxy Statement If Other Than Registrant)


PAYMENT OF FILING FEE (Check the appropriate box):

(  )  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(Set forth the amount on which the filing fee is calculated and state how it was determined)

(X) Fee previously paid with preliminary materials.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

                              EMERGENT GROUP, INC.


                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606







                                                                April 5, 1996


To All Shareholders:

         You are cordially invited to attend the Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company"), which will be held at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, on Thursday, April 18, 1996, at 9:00 A.M. All holders of the Company's outstanding Class A Common Stock and Common Stock of record at the close of business on March 15, 1996, are entitled to notice of and to vote at the Annual Meeting.

         Time will be set aside for discussion of each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement. A current report on the business operations of the Company will be presented at the Annual Meeting and shareholders will have an opportunity to ask questions.

         Upon adjournment of the Annual Meeting, a number of the directors and officers will be available to confer informally with shareholders.

         We hope that you will attend the Annual Meeting. Whether or not you plan to attend, please sign, date and return your proxy promptly in the envelope provided in order to make certain that your shares will be represented at the Annual Meeting.

         The Company's Annual Report for 1995 is included in this package, and we urge you to read it carefully.

                                 Sincerely yours,


                                 /s/ John M. Sterling, Jr.
                                 John M. Sterling, Jr.
                                 Chairman of the Board,
                                 President and Chief Executive Officer

                              EMERGENT GROUP, INC.
                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 18, 1996
                            ------------------------

TO OUR SHAREHOLDERS:

     The Annual Meeting of Shareholders of Emergent Group, Inc. (the "Company") will be held at 9:00 A.M. on April 18, 1996, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina, for the purpose of considering and acting upon the following:

     1. The election of eight Directors to serve until the next Annual Meeting of Shareholders or until their successors have been elected and qualified;

     2. The proposal to adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.05 par value (the "Common Stock"), to 30,000,000 shares;

     3. The proposal to adopt an amendment to the Company's Articles of Incorporation to provide for all outstanding shares of Class A Common Stock, $.05 par value (the "Class A Common Stock"), and all shares of Class A Common Stock reserved for issuance pursuant to existing Company obligations to be converted on a one-for-one basis into Common Stock;
     4. The proposal to adopt an amendment to the Company's Articles of Incorporation to cancel all authorized but unissued shares of Class A Common Stock;

     5. The proposal to approve the Company's  Restricted  Stock Agreement Plan;
and

     6. The transaction of such other matters as may properly come before the meeting or any adjournment thereof.
     Only those shareholders of record at the close of business on March 15, 1996, will be entitled to notice of the meeting and to vote at the meeting.
                                 BY ORDER OF THE BOARD OF DIRECTORS

                                 C. Thomas Wyche, Secretary


Greenville, South Carolina
April 5, 1996


         A form of proxy and the Annual Report of the Company for the calendar year 1995 are enclosed. You are cordially invited to attend the meeting in person but, whether or not you plan to attend, you are urged to SIGN, DATE and RETURN the proxy in the enclosed, postage-paid, addressed envelope. If you attend the meeting, you may either vote by your proxy or withdraw your proxy and vote in person.

                              EMERGENT GROUP, INC.


                         15 SOUTH MAIN STREET, SUITE 750
                                 P. O. BOX 17526
                        GREENVILLE, SOUTH CAROLINA 29606
                            ------------------------

                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 18, 1996

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Emergent Group, Inc. (hereinafter called the "Company") to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held at 9:00 A.M. on Thursday, April 18, 1996, at the Hyatt Regency Hotel, 220 North Main Street, Greenville, South Carolina. The approximate date of mailing this Proxy Statement is April 5, 1996.

         Shares represented by proxies in the accompanying form, if properly signed and returned and not revoked before their voting, will be voted at the Annual Meeting and any adjournment or adjournments thereof in accordance with the specifications made thereon. If a proxy is signed and returned without indicating any voting instructions, the shares represented by that proxy will be voted (1) For the election of the nominees for director named in this proxy statement, (2) For the proposal to adopt an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of the Company's Common Stock, $.05 par value ("Common Stock"), to 30,000,000 shares ("the Common Stock Increase Amendment"), (3) For the proposal to adopt an amendment to the Company's Articles of Incorporation to provide that all outstanding shares of the Company's Class A Common Stock, $.05 par value (the "Class A Common Stock"), and all shares of Class A Common Stock reserved for issuance pursuant to existing  Company  obligations  be  converted  on a  one-for-one  basis into the
Company's Common Stock (the "Class A Conversion Amendment"), (4) For the proposal to adopt an amendment to the Company's Articles of Incorporation to cancel all authorized but unissued shares of Class A Common Stock (the "Class A Elimination Amendment"), (5) For the proposal to approve the Company's Restricted Stock Agreement Plan, and (6) in the discretion of the proxy holders on such other matters as may properly come before the meeting.

         Any person signing and mailing the enclosed proxy may revoke it at any time before it is voted by giving written notice of revocation to the Secretary of the Company prior to the proxy being voted by mailing to the Company a later dated proxy which is received by the Company prior to the meeting or by attending the meeting and giving notice of revocation to the Secretary of the Company either prior to the meeting or in open meeting prior to the proxy being voted (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Emergent Group, Inc., Post Office Box 17526, Greenville, South Carolina 29606,
Attention: Secretary.

         Shareholders of record at the close of business on March 15, 1996 (the "Record Date") are entitled to notice of and to vote at the meeting. As of such date, there were outstanding 6,387,142 shares of Class A Common Stock, and 123,026 shares of Common Stock, each of which is entitled to one vote. An automated system administered by the Company's transfer agent tabulates the votes. Each is tabulated separately. Abstentions and broker non-votes are each included in the determination of the number of shares present for purposes of determining whether a quorum exits. A majority of the shares outstanding present in person or by proxy will  constitute a quorum at the meeting.  Abstentions and broker non-votes are counted as a vote against proposals two, three and four to amend the Articles of Incorporation and proposal five to adopt the Company's Restricted Stock Agreement Plan. Directors are elected by a plurality of votes cast by the shares entitled to vote at the meeting. Items two, three and four for Amendments to the Company's Articles of Incorporation require the affirmative vote of two-thirds of the issued and outstanding shares of Common Stock and Class A Common Stock. Item five, the approval of the Company's Restricted Stock Agreement Plan, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote on the matter.

         The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this proxy statement. Such solicitation will be made by mail and may also be made on behalf of the Company by the Company's regular officers and employees in person or by telephone or telegram for no additional compensation. The Company, upon request, will also reimburse brokers or persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.


                                               ELECTION OF DIRECTORS
                                                  (Proxy Item 1)

NOMINEES

         The Company's Bylaws provide that the Company shall have at least three and no more than nine directors, with the exact number to be determined by the Board of Directors. The Board of Directors has, by resolution, fixed the number of directors at eight. Each director will serve until the next annual meeting of shareholders or until his successor has been elected or appointed. Unless otherwise instructed, proxy holders will vote the proxies received by them for the election of the nominees named below. All of the nominees for director are currently directors of the Company. If any nominee becomes unavailable for any reason, it is intended that the proxies will be voted for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. Any vacancy occurring on the Board of Directors for any reason may be filled by vote of a majority of the directors then in office until the next meeting of shareholders.

         The Company's Class A Common Stock and Common Stock may be voted cumulatively in the election of directors. The right to vote cumulatively means that each shareholder entitled to vote at the election of directors shall be entitled to as many votes as shall equal the number of shares of Class A Common Stock and Common Stock held by the shareholder as of the Record Date multiplied by the number of directors to be elected and may cast all such votes for a single candidate or may distribute them among two or more candidates nominated for director. No shares may be voted in such manner unless the shareholder intending to vote cumulatively shall either: (1) give separate written designation to an officer of the Company not less than 48 hours before the time for the meeting, stating that such shareholder intends to vote his or her shares cumulatively, which notice will be announced in the meeting before the voting, or (2) announce his or her intention in the meeting before the voting for directors shall commence. Instructions with respect to cumulative voting on the proxy card do not constitute notice of an election that a shareholder intends to vote his or her shares cumulatively. In the event that cumulative voting is invoked, the person presiding may, or if requested by any shareholder shall, recess the meeting for a period not to exceed two hours. If any shareholder of the Company exercises his or her right to vote cumulatively in the election of directors, all shares, including those to be voted by proxy holders, will be voted cumulatively. If there is no designation and cumulative voting rights are invoked, proxy holders, in their own judgment, will cumulate votes for directors to secure the election of as many as possible of the Board of Directors' nominees. Directors will be elected by a plurality of votes.

     The names of the nominees for director, together with certain information about them, are as follows:

                            DIRECTOR
     NAME AND AGE           SINCE            PRINCIPAL OCCUPATION
CLARENCE B. BAUKNIGHT (59)  1995                  Chairman  of the Board  and Chief  Executive
                                             Officer,    Builderway,   Inc.   and   Enterprise
                                             Computer Systems, Inc. (1)

ROBERT S. DAVIS (49)        1990                  Vice President and Chief  Financial  Officer
                                             of the Company (2)

KEITH B. GIDDENS (41)       1992             Executive  Vice  President  and  Chief  Operating
                                             Officer of the Company (3)

TECUMSEH HOOPER, JR. (48)   1991             President, Modern Office Machines, Inc. (4)

JACOB H. MARTIN (77)        1991                  Retired   Chairman,   Standard   Car   Truck
                                             Company;  Of  counsel  to the law firm of Martin,
                                             Craig, Chester & Sonnenschein (5)

BUCK MICKEL (70)            1991             Chairman of the Board and Chief
                                             Executive Officer, RSI Holdings, Inc. (6)

PORTER B. ROSE (54)         1991             President,   Liberty  Insurance  Services,   Inc;
                                             President,   Liberty   Investment  Group,   Inc.;
                                             Chairman,   Liberty   Properties   Group,   Inc.;
                                             Chairman, Liberty Capital Advisors, Inc. (7)

JOHN M. STERLING, JR. (58)  1991             Chairman  of  the  Board,   President  and  Chief
                                             Executive  Officer of the  Company;  President of
                                                                  Palmetto Seed Capital Corporation (8)


(1) Mr. Bauknight has been Chairman of the Board and CEO of Builderway, Inc. since 1976. Builderway, Inc. is engaged in the business of distribution and retail sale of building supplies and appliances. Mr. Bauknight has also served since 1978 as Chairman of the Board and CEO of Enterprise Computer Systems, Inc., which is engaged in the development of computer software for the building supply industry. Mr. Bauknight also serves on the Board of Directors of Builder Marts of America, Inc., a building supply company. Mr. Bauknight was a founder of all three of these companies.
(2) Mr. Davis has served as Vice President and Chief Financial Officer of the Company since January 1991, as Treasurer of the Company from 1992 to 1995, as Vice President of Finance of the Company from November 1989 through June 1990, as President and Treasurer of the Company from June through December 1990, and as Corporate Controller of the Company from 1986 through November 1989. Prior to 1986, Mr. Davis was Chief Financial Officer of Alexander's Wholesale Distributors, Inc., a catalog retailer of consumer goods.
(3) Mr. Giddens has served as Executive Vice President and Chief Operating Officer of the Company since November 1995, and as Vice President of Operations of the Company from 1994 to 1995. He has served as CEO and Vice-Chairman of Carolina Investors, Inc. ("CII"), and as CEO and Chairman of Premier Financial Services, Inc. ("Premier"), of The Loan Pro$, Inc.
     ("Loan Pro$"), and of Emergent Business Capital, Inc. ("EBC") since the date of their respective acquisitions by the Company in 1991. In addition, Mr. Giddens has served as President of Emergent Financial Corporation, a subsidiary of the Company, since 1992. Mr. Giddens was a partner in the public accounting firm of Ernst & Young LLP from October 1988 through April 1991 and a Senior Manager at such firm from October 1984 through September 1988.

(4) Mr. Hooper served as Treasurer of the Company from January 1991 through 1992. Mr. Hooper has served as President of Modern Office Machines, Inc. ("MOM"), which is engaged in the sale of office equipment and supplies, since 1982. From October 1994 through September 1995, Mr. Hooper served as Southeast Regional Director for Alco Office Products, MOM's parent company. From 1981 to 1995, Mr. Hooper also served as General Partner of Reedy River Ventures ("RRV"). RRV is a Small Business Investment Company licensed by the Small Business Administration to invest in small businesses. RRV is also managed by the Company.

(5) Mr. Martin was Chairman of Standard Car Truck Company from January 1989 until May 1, 1995, when he retired from this position. Standard Car Truck Company is engaged in the business of designing, manufacturing and selling railroad equipment. Mr. Martin also served as Chairman of the Board of Enterprise Finance Company ("EFC") and as Chairman of the Board of Freight Car Building and Supply Company ("FCBSC") until May 1995, when he retired from these positions. EFC and FCBSC are engaged in the finance business and railway equipment accessories business, respectively. Prior to 1989, Mr. Martin was a partner of the law firm of Martin, Craig, Chester & Sonnenschein in Chicago, Illinois. Mr. Martin is presently of counsel to that firm.

(6) Mr. Mickel has served since 1989 as Chairman of the Board and Chief Executive Officer of RSI Holdings, Inc., which until 1994 engaged in the distribution of outdoor power and turf care equipment and is currently seeking new business opportunities. Mr. Mickel has served in various executive positions, including Vice Chairman of the Board of Fluor Corporation, a construction firm, from which he resigned in 1987, and Chairman of the Board of Daniel International Corporation, a construction firm and a subsidiary of Fluor Corporation, from which he resigned in 1987. Mr. Mickel also serves on the Board of Directors of Fluor Corporation, Monsanto Company, NationsBank Corporation, Liberty Corporation, Duke Power Company, Delta Woodside Industries, Inc. and Insignia Financial Group, Inc.

(7) Mr. Rose has been President of Liberty Insurance Services, Inc. ("Liberty Services") since January 1995, President of Liberty Investment Group, Inc. ("Liberty Group") since April 1992, and Chairman of Liberty Capital Advisors, Inc. ("Liberty Capital") and of Liberty Properties Group, Inc. ("Liberty Properties") since January 1987 (collectively, the "Liberty Subsidiaries"). Mr. Rose served as President of Liberty Capital from January 1987 to April 1992 and as Executive Vice President of Investments for Liberty Life Insurance Company from 1983 through 1986. The Liberty Subsidiaries variously engage in property development, third-party administration for non-affiliated life insurance companies, and the management of investment portfolios for Liberty Corporation, its subsidiaries and other clients. Assets managed by the Liberty Subsidiaries total approximately $2 billion. Liberty Services, Liberty Group, Liberty Capital, Liberty Properties and Liberty Life Insurance Company are subsidiaries of Liberty Corporation. Liberty Corporation is a holding company engaged in insurance and media activities.

(8) Mr. Sterling was elected President, Chief Executive Officer and Chairman of the Board of the Company in January 1991. Mr. Sterling has served as President of Palmetto Seed Capital Corporation since November 1993. Palmetto Seed Capital Corporation is the general partner of Palmetto Seed Capital, L.P. ("PSC"). PSC invests primarily in early stage South Carolina companies and is managed by the Company. Mr. Sterling was Chairman of the Board and Chief Executive Officer of MOM from 1981 through August 1992. Mr. Sterling served as General Partner and Manager of RRV, which Mr. Sterling also founded, from 1981 to 1995. In 1995 the Company became General Partner and Manager of RRV. Mr. Sterling also serves on the Board of Directors of Datastream Systems, Inc. and several private companies.

                             MEETINGS AND COMMITTEES

         During fiscal 1995, the Company's Board of Directors met four times. Each director attended more than 75% of the total number of meetings of the Board of Directors and all committees on which he served.

         The Board of Directors has an Executive Committee, the function of which is to make decisions between meetings of the Board of Directors pursuant to authority delegated by the Board of Directors. The current members of the Executive Committee are Messrs. Sterling, Rose and Mickel. The Executive Committee met two times during 1995.

         The Board of Directors also has an Audit Committee, which is responsible for reviewing and making recommendations regarding the Company's engagement of independent auditors, the annual audit of the Company's financial statements and the Company's internal accounting practices and policies. The current members of the Audit Committee are Messrs. Hooper, Bauknight and Rose. The Audit Committee met one time during 1995.

         The Board of Directors also has a Compensation Committee, the function of which is to make recommendations to the Board of Directors as to the salaries, bonuses and stock option awards of the officers and employees of the Company. The current members of the Compensation Committee are Messrs. Bauknight, Mickel and Martin. The Compensation Committee met one time during 1995.

         The Board of Directors has a Risk Oversight Committee, the function of which is to review the operations of the Company with a view toward assessing various Company risks, including asset/liability risk, interest rate risk, credit risk and liquidity risk. The current members of the Risk Oversight Committee are Messrs. Bauknight, Rose and Hooper. This committee, which was formed in November 1995, has met one time since inception.

         The Board of Directors does not have a Nominating Committee. The functions of a Nominating Committee are performed by the Board of Directors as a whole.


                                 DIRECTORS' FEES

         Non-management Board members receive a director's fee of $12,000 per year. Pursuant to the terms of the Company's Director Stock Option Plan, each non-employee director of the Company (an "Outside Director") is entitled to receive automatically from the Company on December 15 of each year options with respect to an aggregate of 14 shares of Common Stock and 652 shares of Class A Common Stock. These amounts have been adjusted to give effect to the one-for-three reverse split effective as of June 14, 1995 and the two-for-one split effected March 1, 1996 (collectively, the "Stock Splits"). On December 15, 1995, each of Messrs. Bauknight, Hooper, Martin, Mickel and Rose received options with respect to 326 shares of Class A Common stock (which became 652 shares in the two-for-one split) and 7 shares of Common Stock (which became 14 shares in the two-for-one split). These options have a per-share exercise price of $9.44, each as adjusted to give effect to the Splits.

         In addition, pursuant to the terms of the Company's Restricted Stock Agreement Plan submitted for shareholder approval at the Annual Meeting, each Outside Director is entitled to receive annual grants of agreements entitling him to purchase, at $.05 per share, a number of shares of Common Stock having a fair market value of $12,000. On January 29, 1996, each of Messrs. Bauknight, Hooper, Martin, Mickel and Rose received restricted stock awards, contingent upon shareholder approval of the Restricted Stock Agreement Plan, with respect to 2,100 shares of Common Stock (as adjusted to give effect to the two-for-one split). Such shares may be purchased from the Company for $.05 per share but are subject to a risk of forfeiture under certain conditions. See "Proposal to Adopt the Company's Restricted Stock Agreement Plan."

                        EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information regarding the current executive officers of the Company:

NAME AND AGE                               POSITION
John M. Sterling, Jr. (58)                Chairman of the Board, President and Chief Executive Officer (1)

Keith B. Giddens (41)                     Executive Vice President and Chief Operating Officer (1)

Robert S. Davis (49)                      Vice President and Chief Financial Officer (1)

Kevin J. Mast (35)                        Treasurer (2)

- ----------------------

(1)      See information under "Election of Directors; Nominees."

(2) Mr. Mast has served as Treasurer of the Company since November 1995, Executive Vice President, Chief Financial Officer, Treasurer and
         Secretary  of  EBC  since  April  1992,  Chief  Financial  Officer  and
         Treasurer of Loan Pro$ and Premier since April 1995 and Treasurer of CII since April 1995. He serves as a director of each of EBC, Loan Pro$ and Premier. From June 1991 to October 1992, Mr. Mast served as Executive Vice President, Chief Financial Officer and a director of Citizens Bank & Trust Co. and as Chief Financial Officer of its parent company, Business Banc of America. In these positions he was responsible for overseeing accounting systems, financial reporting and internal controls of these companies. Prior to that time, Mr. Mast was a Senior Manager at the accounting firm of Ernst & Young LLP, where he specialized in the audits of financial institutions.

                             EXECUTIVE COMPENSATION

         The following table sets forth the cash compensation paid by the Company or its subsidiaries during fiscal years 1995, 1994 and 1993 to the Company's Chief Executive Officer and to the executive officers of the Company whose cash and cash-equivalent compensation exceeded $100,000 for services rendered in all capacities (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                                 Long-Term
                                                                               Compensation
                                              Annual  Compensation                 Awards

                                                                Other           Securities
                                                                Annual          Underlying           All Other
    Name and                       Salary        Bonus       Compensation         Options           Compensation
Principal Position        Year      ($)(1)          ($)         ($) (2)           (#) (3)             ($) (4)

John M. Sterling, Jr.    1995         186,992       110,000       --              30,000               3,234
Chairman, Chief          1994         178,437        70,000       --                --                 3,234
Executive Officer and    1993         170,303        50,000       --              33,334               3,148
President
Keith B. Giddens         1995         173,923       100,000       --              74,000               2,835
Executive Vice President 1994         165,900        65,000       --              20,000               2,572
and Chief Operating      1993         157,698        45,000       --              33,334               1,470
Officer
Robert S. Davis          1995          93,796        43,000       --              33,334               2,663
Vice President and Chief 1994          88,137        33,000       --              20,000               2,168
Financial Officer        1993          83,793        25,000       --              33,334               2,285
Kevin J. Mast            1995          93,461        25,000       --              22,668               2,698
Treasurer                1994          82,978        10,000       --                --                 2,005
                         1993          75,972        12,513       --                --                    808

- --------------------------

(1) A portion of total salary may have been deferred, at the option of the employee, pursuant to the Company's 401(k) plan.

(2) Certain amounts may have been expended by the Company which may have had value as a personal benefit to the executive officer. However, the total value of such benefits did not exceed the lesser of $50,000 or 10% of the annual salary and bonus of such executive officer.

(3) All shares of Common Stock and Class A Common Stock have been adjusted to give effect to the Splits.

(4) Amounts shown under "All Other Compensation" consist of contributions during fiscal 1995, 1994 and 1993 to the Company's 401(k) plan in the amount shown to match pre-tax elective deferral contributions (included under salary) made by the executive officers to the plan.

Stock Options

         The following table sets forth certain information concerning grants of options to the Named Executive Officers during 1995.

                        Option Grants in Last Fiscal Year

                                                                                                  Potential
                                                                                               Realizable Value
                                                                                              at Assumed Annual
                                                                                                Rates of Stock
                                                                                                    Price
                                                                                               Appreciation for
                                                                                                   Option Term
                                    Individual Grants
                                                      Percent of
                                                     Total Options
                                                      Granted to
                                 Number of             Employees
                                 Securities            in Fiscal    Exercise
                                 Underlying              Year       Price        Expiration
          Name              Options Granted (#)                     ($/Sh)(1)       Date      5% ($)    10% ($)
          ----              -------------------                     ---------       ----      ------    -------
                            Class A
                            Common       Common
                             Stock        Stock
John M. Sterling, Jr.          29,400          600          12.7%         5.09    10-31-00     73,309    207,181
Keith B. Giddens               49,000        1,000          21.2%         1.32    01-13-05     41,507    105,187
                               23,520          480          10.2%         4.63    10-31-05     69,807    176,905

Robert S. Davis                13,068          266           5.6%         1.32    01-13-05     11,069     28,051
                               19,600          400           8.5%         4.63    10-31-05     58,173    147,421
Kevin J. Mast                   6,534          134           2.8%         1.32    01-13-05      5,535     14,028
                               15,680          320           6.8%         4.63    10-31-05     46,538    117,937

(1) These options became exercisable with respect to twenty percent of the shares covered thereby on the date of grant (January 13, 1995 for options expiring January 13, 2005, and October 31, 1995 for options expiring October 31, 2005 and October 31, 2000). The remaining options become exercisable with respect to an additional twenty percent of the shares covered thereby on each of the next four anniversaries of the date of grant.

         The following table sets forth certain information with respect to options to purchase shares of Class A Common Stock and Common Stock held by the Named Executive Officers and as to the number of shares covered by both exercisable and unexercisable stock options exercised in 1995. Also reported are the values for the "in-the-money" options which represent the positive spread between the exercise price of any such existing stock option and the year-end fair market value of the Common Stock or Class A Common Stock, as the case may be.

                 Aggregated Option Exercises in Last Fiscal Year
                           and Year-End Option Values

                                                                           Number of
                                                                          Securities
                                                                          Underlying        Value of Unexercised
                                                                          Unexercised           In-the-Money
                                                                          Options at             Options at
                                                                          1995 Fiscal           1995 Fiscal
                                                                         Year-End (#)         Year-End ($) (1)
                                                            Value
                                 Shares Acquired           Realized      Exercisable/           Exercisable/
Name                             on Exercise (#)               ($)       Unexercisable         Unexercisable
- ----                             ---------------          -----------    -------------         -------------

                               Class A         Common
                             Common Stock       Stock
John M. Sterling, Jr.          25,480            520        167,670          -- / 37,334              -- / 177,567
Keith B. Giddens                5,400             0         39,812       37,400 / 84,534         256,427 / 546,007
Robert S. Davis                 4,000            400        32,439       30,266 / 52,002         208,381 / 324,290
Kevin J. Mast                   4,442            90          21,811          -- / 18,136               -- / 87,158

(1) The indicated value is based on exercise prices ranging from $1.09 to $5.09 per share and a per share value of $6.50 for Common Stock and $8.50 for Class A Common Stock. This represents the bid price of a share of such stock on December 31, 1995 as reported by the National Daily Quotation Service.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL

                              OWNERS AND MANAGEMENT

          The following table sets forth as of the Record Date, except as otherwise noted, certain information regarding ownership of the Company's Class A Common Stock and Common Stock by (i) each person or group who is known by the Company to own beneficially more than 5% of the Company's Class A Common Stock or Common Stock, (ii) each of the Company's directors, and (iii) all directors and executive officers of the Company as a group.

Name and Address of                                   Amount and Nature of                 Percent of Outstanding
Beneficial Owner                                    Beneficial Ownership (1)                     Shares (1)
                                           -------------------------------------------    --------------------------
                                                      Class A                                   Class A
                                                      Common                Common             Common        Common
Enterprise Finance Company                            321,438 (2)           6,558 (2)           5.03%         5.33%
865 Busse Highway
Park Ridge, IL 60068
John Hancock Mutual Life                              539,952 (3)          11,018 (3)           8.34%         8.82%
Insurance Company
P. O. Box 111
Boston, MA 02118
John M. Sterling, Jr.                                 882,610 (4)          18,012 (4)          13.82%        14.64%
P. O. Box 17526
Greenville, SC 29606
C. Thomas Wyche                                       202,096 (5)           8,435 (5)           3.16%         6.86%
P. O. Box 728
Greenville, SC 29602-0728
Buck Mickel                                           243,392 (6)           7,066 (6)           3.81%         5.65%
P. O. Box 19019
Greenville, SC 29602-9019
Tecumseh Hooper, Jr.                                  168,134 (7)           5,532 (7)           2.63%         4.42%
P. O. Box 5615
Greenville, SC 29606
Robert S. Davis                                        63,472 (8)           1,294 (8)           0.99%         1.05%
P. O. Box 17526
Greenville, SC 29606
Jacob H. Martin                                           652 (9)           2,114 (9)               *         1.69%
865 Busse Highway
Park Ridge, IL 60068
Porter B. Rose                                        17,252 (10)          2,180 (10)               *         1.74%
P. O. Box 789
Greenville, SC 29602
Keith B. Giddens                                     168,276 (11)          3,092 (11)           2.63%         2.51%
P. O. Box 17526
Greenville, SC 29606
Clarence B. Bauknight                                153,484 (12)          4,668 (12)           2.40%         3.73%
P. O. Box 2183
Greenville, SC 29602
Kevin J. Mast                                          9,832 (13)            200 (13)               *             *
P. O. Box 17526
Greenville, SC 29606
The Sterling Family Limited Partnership              781,224 (14)         15,944 (14)          12.23%        12.96%
P. O. Box 17526
Greenville, SC 29606

                                       11


                                                   1,707,104 (15)         44,158 (15)          26.71%        33.05%
All Executive Officers and Directors
as a Group (9 persons)





(1) Pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), shares are deemed "beneficially owned" if the named person or group has the right to acquire ownership of such shares within 60 days. The percentage for each person or group is computed on the assumption that shares subject to acquisition upon the exercise of warrants and options by such person or group are outstanding, but that no other such shares similarly subject to acquisition by other persons are outstanding.

(2) Includes 53,572 shares of Class A Common Stock and 1,092 shares of Common Stock held by Freight Car Builders Supply, Inc., a subsidiary of Enterprise Finance Company.

(3) Includes 90,508 shares of Class A Common Stock and 1,846 shares of Common Stock which may be acquired pursuant to currently exercisable stock purchase warrants.

(4) Includes 32,014 shares of Class A Common Stock and 654 shares of Common Stock owned by Mr. Sterling directly; 781,224 shares of Class A Common Stock and 15,944 shares of Common Stock owned by The Sterling Family Limited Partnership, a limited partnership whose general partners are Mr. Sterling and his spouse and the limited partners of which are their three adult children; and 69,372 shares of Class A Common Stock and 1,414 shares of Common Stock owned by a trust of which Mr. Sterling is the trustee, as to which shares Mr. Sterling disclaims beneficial ownership.

(5) Includes 78,724 shares of Class A Common Stock and 5,918 shares of Common Stock owned by Mr. Wyche directly, and 122,980 shares of Class A Common Stock and 2,509 shares of Common Stock owned by Mr. Wyche's wife, as to which shares Mr. Wyche disclaims beneficial ownership. Also includes 392 shares of Class A Common Stock and 8 shares of Common Stock which may be acquired pursuant to currently exercisable stock options. Excludes 69,372 shares of Class A Common Stock and 1,414 shares of Common Stock owned by a trust of which Mr. Wyche is grantor, as to which shares Mr. Wyche disclaims beneficial ownership.

(6) Includes 11,106 shares of Class A Common Stock and 226 shares of Common Stock owned by Mr. Mickel directly. Also includes 231,634 shares of Class A Common Stock and 4,726 shares of Common Stock owned by Mr. Mickel's spouse, as to which shares he disclaims beneficial ownership, 652 shares of Class A Common Stock and 14 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,100 shares of Common Stock which may be acquired pursuant to the Company's Restricted Stock Agreement Plan (the "Plan").

(7) Includes 167,482 shares of Class A Common Stock and 3,418 shares of Common Stock owned by Mr. Hooper directly. Also includes 652 shares of Class A Common Stock and 14 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,100 shares of Common Stock which may be acquired pursuant to the Plan.

(8) Includes 60,712 shares of Class A Common Stock and 1,212 shares of Common Stock owned by Mr. Davis directly. Also includes 2,760 shares of Class A Common Stock and 82 shares of Common Stock which may be acquired pursuant to currently exercisable stock options.

(9) Includes 652 shares of Class A Common Stock and 14 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,100 shares of Common Stock which may be acquired pursuant to the Plan.

(10) Includes 16,600 shares of Class A Common Stock and 66 shares of Common Stock owned by Mr. Rose directly. Includes 652 shares of Class A Common Stock and 14 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,100 shares of Common Stock which may be acquired pursuant to the Plan. Excludes 93,976 shares of Class A Common Stock and 2,190 shares of Common Stock owned by Liberty Life Insurance Company, a common subsidiary of the parent company of Liberty Group, Liberty Capital and Liberty Properties. Mr. Rose is president of Liberty Group and Chairman of Liberty Capital and Liberty Properties.

(11) Includes 133,100 shares of Class A Common Stock and 1,268 shares of Common Stock owned by Mr. Giddens directly. Also includes 19,258 shares of Class A Common Stock and 1,746 shares of Common Stock owned by Mr. Giddens' spouse, as to which shares he disclaims beneficial ownership. Also includes 15,918 shares of Class A Common Stock and 78 shares of Common Stock owned by a trust administered by Mr. Giddens' spouse for his three children.

(12) Includes 152,826 shares of Class A Common Stock and 2,554 shares of Common Stock owned by a partnership whose partners are Mr. Bauknight, his spouse and his two adult children. Also includes 652 shares of Class A Common Stock and

  14 shares of Common Stock which may be acquired pursuant to currently exercisable stock options and 2,100 shares of Common Stock which may be acquired pursuant to the Plan.

(13) Includes 9,832 shares of Class A Common Stock and 200 shares of Common Stock owned by Mr. Mast directly.

(14) The Sterling Family Limited Partnership is a limited partnership of which Mr. Sterling and his wife, Elizabeth H. Sterling, serve as the general partners and the limited partners of which are their three adult children.

(15) Excludes the shares described as excluded and includes the shares described as included in the notes above. Mr. Bauknight reported late Form 4 transactions for six purchases of Company stock in June and July 1995. Mr. Giddens filed an amended Form 5 to report gifts of Company stock to his wife and children that had been omitted in error from his earlier form. Each of Mr. Bauknight, Mr. Hooper, Mr. Martin, Mr. Mickel, and Mr. Rose filed a late Form 5 to report stock options granted to directors on December 15, 1995. Mr. Sterling filed an amended Form 5 to correct the reported exercise of stock options granted by the Company and to report an additional option exercise.

     * Less than one half of one percent of the outstanding shares of the class.








           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


       Over the past several years, the Company has provided management services to RRV. Certain of the Company's officers and directors, namely John M. Sterling, Jr., Buck Mickel, Tecumseh Hooper, Jr., and Clarence B. Bauknight, are partners of RRV. During 1994 and 1995, RRV paid the Company $35,000 and $250,000, respectively, in management fees. The Company expects that fees paid by RRV to the Company in 1996 will be approximately $125,000. In October 1995, the Company became an investor in RRV, with an investment of $1 million, and became its general partner.

       Certain  officers,  directors  and  employees  of the Company held senior
notes  and/or   subordinated   debentures   bearing   fixed  rates  of  interest
(collectively, the "Debentures") issued by CII which at December 31, 1995 aggregated approximately $1.1 million. These Debentures were purchased on terms which were the same as those available to purchasers not affiliated with the Company.


       The Company's Compensation Committee consists of Messrs. Clarence Bauknight, Buck Mickel and Jacob Martin. Mr. Bauknight is Chairman of the Board and Chief Executive Officer of Builderway, Inc. and Enterprise Computer Systems, Inc. Mr. John M. Sterling, Jr., President, Chief Executive Officer and Chairman of the Board of the Company, serves as a member of the Compensation Committee of each of Builderway, Inc. and Enterprise Computer Systems, Inc.


                      REPORT OF THE COMPENSATION COMMITTEE

       The Compensation Committee of the Board of Directors (the "Compensation Committee") annually submits to the Board recommendations respecting the salary, bonus and stock option grant awards to be provided to the Company's executive officers and administers the Company's stock option plan for officers and key employees. The Compensation Committee provides the following report.

Policies for Compensation of Executive Officers

       The Compensation Committee attempts to act on the shareholders' behalf in establishing an executive compensation program. The basic policy underlying the Company's compensation program for executive officers is that their compensation should vary depending on the Company's success in meeting its financial and strategic objectives and in creating value for shareholders. In addition to salary, the compensation program consists of an annual bonus and the Employee and Officer Stock Option Plan.

       The Compensation Committee annually reviews the Company's corporate performance and that of its executive officers and sets levels of compensation in its discretion. As a result, the executive officers' actual compensation levels in any particular year may be above or below those of the Company's competitors, depending upon Company-wide and individual performance.

       In the case of all executive officers except Mr. Sterling, the Compensation Committee adjusted their salaries in 1995 based upon the recommendations of Mr. Sterling. Factors considered by Mr. Sterling included earnings increases as well as his perception of individual performance and the level of individual responsibility. The Compensation Committee determined that these salary adjustments were appropriate in light of the Company's operating performance during 1995 and to compensate executive officers for the increased level of responsibility associated with the increase in the Company's size.

       The Compensation Committee believes that the operating performance criteria for annual bonuses are more appropriate than criteria based upon the market price of the Common Stock. This belief is based upon the Compensation Committee's view that the limited trading volume of the Class A Common Stock and Common Stock makes the price of such stock not indicative of the Company's performance and, therefore, that the stock price does not provide relative value which can be used to determine executive compensation. The Compensation Committee carefully monitors key Company performance criteria, including growth in earnings and revenue and financial performance as compared to budget. Each of these factors was given approximately equal weight. Based on these criteria and on the recommendations of Mr. Sterling for all executive officers except himself, the Compensation Committee awarded bonuses to all executive officers in the amounts shown in the Summary Compensation Table.

       Stock option grants are generally made on an annual basis with exercise prices set at the then stock market price and have the purpose of providing the Company's executive officers and key employees with an equity ownership opportunity in the Company and with incentives to maximize shareholder values. During 1995, the Compensation Committee made two option grants to each executive officer other than Mr. Sterling: one with respect to 1994 and one with respect to 1995. In determining the size of any stock option grant, the Compensation Committee considered the following qualitative factors: the Committee's perception of the Company's overall performance, the individual's performance and the potential effect which the individual's future performance may have on the Company. Each of these factors was given approximately equal weight.


Mr. Sterling's 1995 Compensation

       The Compensation Committee's general approach in setting Mr. Sterling's annual compensation is to base a significant percentage of his compensation upon objective strategic performance criteria, and to set total compensation that is competitive within the industry. This approach may result in some fluctuations in the actual level of Mr. Sterling's annual compensation increases from year to year. The Compensation Committee, however, believes that its emphasis upon objective strategic performance criteria appropriately provides incentives to the Company's executive officers. The objective performance criteria consist of growth in earnings and revenue and financial performance as compared to budget. Each of these factors is given approximately equal weight.

       The Compensation Committee increased Mr. Sterling's base salary from $178,437 in 1994 to $186,992 in 1995, an increase of 5%, to reward him for increased responsibility associated with the increase in the size of the Company and its earnings.

       Mr. Sterling's salary and 1994 bonus paid during 1995 increased 20% over his total compensation during fiscal 1994. The Company's earnings per share from continuing operations increased 155% during fiscal 1995 as compared to fiscal 1994 and the Company's per share stock price increased 535% from the end of fiscal 1994 to the end of fiscal 1995.

       In addition, during 1995, the Compensation Committee granted Mr. Sterling options with respect to an aggregate of 30,000 shares of the Company's Class A Common Stock and Common Stock, all of which were granted with respect to 1995. In determining the size of this grant, the committee considered the following factors: the Company's overall performance, Mr. Sterling's performance and the potential effect of his future performance on the Company. Each of these factors was given approximately equal weight. At fiscal 1995 year-end Mr. Sterling had no outstanding exercisable in-the-money stock options. The Compensation Committee believes that the stock options provide Mr. Sterling with appropriate incentives to promote long-term shareholder value.

Compensation Committee
Buck Mickel, Chairman
Clarence B. Bauknight
Jacob H. Martin

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
                        AMONG THE COMPANY, NASDAQ MARKET
               INDEX AND PEER GROUP INDEX FOR THE FIVE-YEAR PERIOD
                            ENDING DECEMBER 31, 1995

       A line graph comparing the cumulative, total shareholder return on the Class A Common Stock and Common Stock of the Company for the last five fiscal years with the cumulative total returns of the NASDAQ Market Index and a peer group consisting of all publicly traded companies whose SIC code is 6162, the code for mortgage bankers and loan correspondents, over the same period (assuming a $100 initial investment) is presented below. The Company will promptly furnish without charge to any shareholder of record on March 15, 1996, the identity of the companies included in the peer group. Requests should be directed to the Company, Post Office Box 17526, Greenville, South Carolina 29606; attn: Shareholder Relations.

       Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                        (Performance graph appears here)

                        (Plot points are below)

                             EMERGENT GROUP, INC.
                     ANNUAL INCREASE OF $100 INVESTMENT
                                  1991-1995

                                         Emergent Group Stock Price
                           Initial        Price     Price     %      Investment
                        Investment     Beginning     End   Increase      End
12-31-91                                                              $100.00
12-31-92                  $100.00       $1.60       $1.46    -8.75%    $91.25
12-31-93                   $91.25       $1.46       $1.88    28.77%   $117.50
12-31-94                  $117.50       $1.88       $2.82    50.00%   $176.25
12-31-95                  $176.25       $2.82      $17.91   535.11%  $1,119.41


                           NASDAQ MARKET INDEX
                      ANNUAL INCREASE OF $100 INVESTMENT
                                 1991-1995

                                    NASDAQ Market Index Stock Price
                           Initial        Price     Price     %      Investment
                        Investment     Beginning     End   Increase      End
12-31-91                                                              $100.00
12-31-92                  $100.00       $187.21     $217.88  16.38%   $116.38
12-31-93                  $116.38       $217.88     $250.12  14.80%   $133.60
12-31-94                  $133.60       $250.12     $244.49  -2.25%   $117.24
12-31-95                  $117.24       $244.49     $345.48  41.31%   $165.67



                           PEER GROUP INDEX
                 ANNUAL INCREASE OF $100 INVESTMENT
                              1991-1995

                                  NASDAQ Market Index Stock Price
                           Initial        Price     Price     %      Investment
                        Investment     Beginning     End   Increase      End
12-31-91                                                              $100.00
12-31-92                  $100.00       $171.63     $186.96   8.93%   $108.93
12-31-93                  $108.93       $186.96     $252.29  34.94%   $146.99
12-31-94                  $146.99       $252.29     $238.33  -5.53%   $138.86
12-31-95                  $138.86       $238.33     $402.83  69.02%   $234.70

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
     TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK TO 30,000,000 SHARES
                                 (Proxy Item 2)

General

       The Board has determined that an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock to 30,000,000 shares (the "Common Stock Increase Amendment") is in the best interests of the Company.

Effect of and Reasons for the Common Stock Increase Amendment

       The Board has determined that the Company's Articles of Incorporation should be amended to increase the authorized shares of Common Stock from 4,000,000 shares to 30,000,000 shares.

       The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock currently authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional shares of Common Stock which may be issued by the Company.

       The Common Stock Increase Amendment, together with the Class A Conversion Amendment and the Class A Elimination Amendment, is set forth in Appendix A to this proxy statement.

       If both the Common Stock Increase Amendment and the Class A Conversion Amendment are adopted, the Company will, immediately following the Annual Meeting, effect the conversion of each share of Class A Common Stock outstanding or reserved for issuance pursuant to existing Company obligations into a share of Common Stock. At the close of business on the Record Date, 123,026 shares of Common Stock were outstanding. This would leave 23,489,832 shares of Common Stock available for issuance after the consummation of both of these amendments to the Company's Articles of Incorporation. If only the Common Stock Increase Amendment were approved, this would leave 29,876,974 shares of Common Stock available for issuance after consummation of the Common Stock Increase Amendment. The shares of authorized Common Stock available for issuance will be issued from time to time for such purposes and consideration as the Board may approve.

       On January 29, 1996, the Board of Directors approved the offering (the "Offering") of up to 3,253,350 shares of Common Stock pursuant to a firm commitment underwriting. The managing underwriters of this Offering are J.C. Bradford & Co., Raymond James & Associates, Inc. and Wheat First Butcher Singer. This amount includes a 15% "over-allotment" option granted to the underwriters. Of this amount, 2,424,350 shares (including the over-allotment option) are being sold by the Company, with the balance being sold by certain shareholders of the Company. The per share offering price will be determined by negotiation between the underwriters and the Company. The proceeds of the Offering will be used to pay down certain Company indebtedness and the balance used for general corporate purposes, including funding the Company's loan demands. The Company expects that the Offering will commence in the second quarter of 1996. As of the Record Date, there were 3,876,974 shares of Common Stock available for issuance. This amount is sufficient to proceed with the Offering. On March 1, 1996, the Company filed a registration statement with the Securities and Exchange Commission with respect to the Offering. The registration statement filed with the Commission has not yet become effective and the Offering is contingent upon a number of conditions which may or may not be satisfied. These shares of Common Stock may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. A prospectus relating to the Offering, expected to be available in late April, may be obtained upon written or oral request to Mr. Robert Davis,

Emergent Group,  Inc., P. O. Box 17526,  Greenville,  SC 29606  (telephone (864)
235-8056). This paragraph shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
       The additional shares of authorized Common Stock created by the Common Stock Increase Amendment which remain after the consummation of the Class A Conversion Amendment (if this amendment is approved by shareholders) and the Offering (if the Offering is completed) will be available for issuance from time to time for such other purposes and consideration as the Board may approve. No further vote of the shareholders of the Company will be required, except as provided under South Carolina law or the rules of any exchange on which the shares may be traded in the future. The availability of additional shares for issuance, without the delay and expense of obtaining the approval of shareholders at a special meeting, will provide the Company additional shares of Common Stock without the restrictions on transferability of the Class A Common Stock for issuance in any future merger or acquisition, as well as provide the Company with the means of raising additional capital if future circumstances so require. Other than in connection with the Offering, the Board of Directors has no present plan or intention of issuing any additional shares of Common Stock for the purpose of engaging in any merger or acquisition or of raising additional capital. Additional shares of Common Stock could be utilized by the Board for purposes designed to defend against potential takeover threats, and, in particular, could be used by the Board in the implementation of a shareholders' rights plan. A shareholders' rights plan could be used to impede attempts by third parties who are deemed unsuitable by the Board from gaining control of the Company.

Vote Required

       The affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common Stock and Common Stock as of the Record Date is required for approval and adoption of the Common Stock Increase Amendment.

       The consummation of the Common Stock Increase Amendment is not contingent upon shareholder approval of any other amendment to the Company's Articles of Incorporation.

     THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMMON STOCK INCREASE AMENDMENT.

            PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION
 TO CONVERT ALL EXISTING SHARES OF CLASS A COMMON STOCK INTO COMMON STOCK
                     ON A ONE-FOR-ONE BASIS
                                 (Proxy Item 3)

General

       The Company's Board of Directors has approved a resolution recommending that the Company's shareholders adopt an amendment to the Company's Articles of Incorporation pursuant to which all outstanding shares of Class A Common Stock and all shares of Class A Common Stock reserved for issuance pursuant to existing Company obligations would be converted on a one-for-one basis into the Company's Common Stock (the "Class A Conversion Amendment").

       The text of the Class A Conversion Amendment is as follows:

       RESOLVED, that on the next business day following the approval by shareholders of the increase in authorized shares of Common Stock of the Company [set forth in the Common Stock Increase Amendment], each of the outstanding shares of Class A Common Stock, par value $.05 per share (the "Class A Common"), and each of the shares of Class A Common Stock reserved for issuance pursuant to existing Company obligations be automatically converted into one share of Common Stock.

       The Board of Directors of the Company has determined that the Class A Conversion Amendment is in the best interests of the shareholders of the Company.

Effect of the Proposed Class A Conversion Amendment

       The Class A Conversion Amendment would eliminate all outstanding shares of Class A Common Stock and replace them with shares of Common Stock. As of the Record Date, 6,387,142 shares of Class A Common Stock were outstanding. The Class A Common Stock is identical in all respects to Common Stock except for certain limitations upon transfer. The Company's Articles of Incorporation currently provide that no person may acquire any Class A Common Stock if the person was, or would thereby become, a holder of 4.5% or more of the Company's issued and outstanding capital stock, unless the Company's Board of Directors consents to the acquisition and, if the Board so requests, the Company has received an opinion of counsel as to the effect of the transfer on the Company's net operating loss and investment tax credit carryforwards (the "Carryforwards"). The Articles of Incorporation provide that these restrictions upon transfer remain in effect until the date as of which the Company no longer has any unutilized Carryforwards or the date after which Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), is repealed or modified so that in the opinion of counsel to the Company the restrictions on transfer of the Class A Common Stock are no longer necessary to accomplish their intended purpose. The proposed Class A Conversion Amendment would eliminate the Class A Common Stock, thereby eliminating these restrictions.
See "Reasons for the Proposed Class A Conversion Amendment" below.

       Each of the Common Stock and the Class A Common Stock is entitled to receive dividends when and if declared by the Board of Directors of the Company. The Company has not paid cash dividends on any shares of capital stock since 1990 and does not anticipate paying any cash dividends in the foreseeable future.

Reasons for the Proposed Class A Conversion Amendment

       The Class A Common Stock was created by the Company in 1991 as an attempt to protect the Company's ability to use its Carryforwards. The Carryforwards generally can be used to offset taxable income of the Company. At December 31, 1995, the amount of the Company's net operating loss carryforwards (the "NOL") remaining and available to the Company was approximately $23,000,000. The NOL expires, to the extent that it is not utilized to offset income, in varying amounts annually through 2001. Section 382 of the Code provides that a 50% "change in control," which is calculated over a rolling three-year period, would cause the loss of substantially all of the Company's Carryforwards. The transfer restrictions of the Class A Common Stock were designed to help prevent such a change in control from occurring by limiting transfers to holders of more than 4.5% of the total number of shares of Class A Common Stock and Common Stock. To put these limitations into place, the Company in 1991 declared a reverse split of one-for-fifty with respect to its Common Stock, and distributed shares of Class A Common Stock to all of its then existing shareholders on a basis of forty-nine shares of Class A Common Stock for each share of Common Stock outstanding (post-reverse split).

       The Company  believes  that a "change in  control"  within the meaning of
Section 382 of the Code is currently unlikely. Although calculation of a "change in control" for purposes of determining the Company's continued ability to use the Carryforwards is factually difficult to determine, the Company believes that, if the Offering is consummated, the Company will have had a maximum cumulative change of control of 33% during the relevant three-year period. The Company believes that it is unlikely that its capital stock will become concentrated in certain holders such that the Company would lose its Carryforwards. In order to trigger a "change in control," at a minimum, an additional 17% of the Company's capital stock would have to be held by certain qualified 5% or greater shareholders. Furthermore, shares held by most mutual funds and corporations, as a corporate entity, would not be counted toward such change in control, but rather the ownership by such mutual funds and corporations would flow through to their underlying shareholders.

       The Company believes that the transfer restrictions on outstanding shares of Class A Common Stock have impeded the development of a market for the Company's capital stock. The Common Stock and Class A Common Stock have been traded on the over-the-counter Bulletin Board but there has been no liquid public market for this stock in the last several years. In connection with the Offering, the Company has filed an application seeking to have the Common Stock listed for quotation on the Nasdaq National Market (the "NNM"). Because of the trading restrictions applicable to the Class A Common Stock, the Company does not believe that it would be suitable for trading on the NNM. Moreover, the Company believes that the existence of two classes of common stock may lead to investor confusion, hampering the Company's efforts to develop a public trading market for its stock. For these reasons, the Company believes that the benefits of eliminating two classes of outstanding common stock and the increased liquidity associated therewith outweigh the increased risk of losing the NOL.

Vote Required

       The affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common Stock and Common Stock as of the Record Date is required for approval and adoption of the Class A Conversion Amendment.

        The consummation of the Class A Conversion Amendment is contingent upon shareholder approval of the Common Stock Increase Amendment. If the Common Stock Increase Amendment is not approved, there will not be sufficient shares to proceed with both the proposed Class A Conversion Amendment and the Offering. Accordingly, if the Common Stock Increase Amendment does not receive shareholder approval, the

Company will not implement the Class A Conversion Amendment.  The
Company has obtained the agreement of certain of its officers who hold outstanding options with respect to shares of Common Stock and Class A Common Stock not to exercise those options until there is sufficient authorized shares of Class A Common Stock (or sufficient Common Stock if the Class A Common Stock has been converted into Common Stock).

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CLASS A CONVERSION AMENDMENT.

                 PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
                          TO CANCEL ALL AUTHORIZED BUT
                            UNISSUED SHARES OF CLASS
                                 A COMMON STOCK
                                 (Proxy Item 4)

General

       The Company's Board of Directors has approved a resolution recommending that the Company's shareholders adopt an amendment to the Company's Articles of Incorporation pursuant to which all authorized but unissued shares of Class A Common Stock would be canceled (the "Class A Elimination Amendment").

Effect of Class A Elimination Amendment

       The Class A Elimination Amendment would result in the elimination of all authorized but unissued shares of Class A Common Stock, thereby removing all transferability restrictions in the Company's Articles of Incorporation applicable to any of the Company's capital stock. See "Proposal to Amend the Company's Articles of Incorporation to Convert All Existing Shares of Class A Common Stock into Common Stock on a One-for-One Basis--Effect of the Proposed Class A Conversion Amendment."

Reasons for the Class A Elimination Amendment

       The Company believes that the Class A Elimination Amendment is in the best interests of the Company's shareholders. The Board of Directors does not foresee issuing any Class A Common Stock in the future. Eliminating this class of stock simplifies the Company's capital structure. The Company believes that the trading market's perceptions of the transferability restrictions applicable to the Class A Common Stock have impeded the development of a market for the Company's capital stock and thus reduced its liquidity. For these reasons, the Company believes that the benefit of the elimination of the Class A Common Stock outweighs the increased risk of losing the NOL. See "Proposal to Amend the Company's Articles of Incorporation to Convert All Existing Shares of Class A Common Stock into Common Stock on a One-for-One Basis--Reasons for the Proposed Class A Conversion Amendment."

Vote Required

       The affirmative vote of the holders of two-thirds of the outstanding shares of Class A Common Stock and Common Stock as of the Record Date is required for approval and adoption of the Class A Elimination Amendment.

       The consummation of the Class A Elimination Amendment is contingent upon shareholder approval of the Class A Conversion Amendment, which is contingent upon shareholder approval of the Common Stock Increase Amendment. If either the Common Stock Increase Amendment or the Class A Conversion Amendment does not receive shareholder approval, the Company will not implement the Class A Elimination Amendment.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE CLASS A ELIMINATION AMENDMENT.

         PROPOSAL TO ADOPT THE COMPANY'S RESTRICTED STOCK AGREEMENT PLAN
                                 (Proxy Item 5)

       The Board of Directors recommends that the shareholders approve adoption by the Company of the Emergent Group, Inc. Restricted Stock Agreement Plan (the "Plan") under which Restricted Stock Agreements (the "Agreements") covering shares of the Company's Common Stock (the "Shares") having a fair market value equal to Twelve Thousand Dollars ($12,000) would be granted annually to the non-employee directors of the Company. An aggregate of 50,000 Shares of Common Stock could be covered by Agreements granted under the Plan. This maximum number of Shares, as well as the number of Shares subject to any outstanding Agreement or to be subject to any future Agreement, will be adjusted to reflect any stock dividend, split or consolidation, merger or similar transaction. The Company's Common Stock does not have preemptive rights. The Board recommends approval of the Plan because the Board believes the Plan will promote the growth and profitability of the Company by increasing the personal participation of non-employee directors in the financial performance of the Company, by enabling the Company to attract and retain non-employee directors of outstanding competence and by providing such directors with an equity opportunity in the Company. The Plan will be administered by the Company's Board of Directors, or a committee thereof.

       The grant of Agreements under the Plan shall be limited to those directors of the Company who, on the date of grant, are not employees of the Company (each an "Eligible Director").

       The Plan provides that, on each Grant Date (as defined below), each Eligible Director will automatically receive from the Company an Agreement to purchase for $.05 per Share that number of Shares having a fair market value equal to Twelve Thousand Dollars ($12,000). The Fair Market Value on the Grant Date for each Share shall be the price per Share equal to the bid price obtained from the National Daily Quotation Service until such time, if any, as the Shares are listed for quotation on the Nasdaq National Market, and thereafter the Fair Market Value per Share shall be equal to the average of the high and low sales prices per Share reported on Nasdaq. On March 22, 1996, the average of the high and low bid prices of a share of Common Stock as reported by National Daily Quotation Service was $9. These prices reflect quotations between dealers which do not include retail mark-ups, mark-downs or commissions and do not necessarily represent actual transactions. For purposes of the Plan, the Grant Date will be January 31 of each calendar year commencing with the 1996 calendar year (or, if January 31 is not a business day, the immediately preceding business day).

       The Plan provides that Shares subject to an Agreement may be immediately purchased commencing on the Grant Date, and at any time and from time to time thereafter until and including the date which is the business day immediately preceding the tenth anniversary of the Grant Date.

       Shares subject to an Agreement are initially non-transferable and subject to forfeiture as described below. Shares granted to an Eligible Director shall become freely transferable and shall no longer be subject to forfeiture at a rate of twenty percent (20%) of the total number of the Shares covered by an Agreement on each of the first five anniversaries of the Grant Date, beginning with the first anniversary of the grant; provided, however, that forfeiture provisions and transfer restrictions shall terminate in the case of participants who cease to serve on the Board of Directors of the Company after attaining 70 years of age.

       Shares subject to an Agreement which are not yet freely transferable shall be canceled and returned to the Company should the Eligible Director cease to be a director of the Company for any reason other than death, "total and permanent disability" (as defined in the Plan) or termination of service as a director after attaining 70 years of age. If the Eligible Director's service on the Board of Directors of the Company is terminated as a result of death or total and permanent disability, the Shares covered by an Agreement shall become freely transferable, the risk of forfeiture with respect to such Shares shall lapse, and the director or the director's personal representative may purchase the Shares covered by the Agreement at any time within six months after the director's death or total and permanent disability without regard to the provisions for forfeiture.
       The recipient of an Agreement granted under the Plan will not pay the Company any amount at the time of receipt of the Agreement. The purchase price will be payable in cash at the time of purchase. Any such Agreement may be purchased for any lesser number of Shares than the full amount for which it could be purchased. Such a partial purchase of an Agreement will not affect the right to purchase the remaining Shares subject to the Agreement.

       The Shares subject to any Agreement or portion thereof that expires or is terminated shall no longer be charged against the Share limitation and may again, subject to such limitation, become Shares available for purposes of the Plan.

       An Agreement granted to a participant under the Plan will not be transferable by him or her except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title 1 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the rules thereunder.

       Unless stated otherwise in an Agreement, the risk of forfeiture with respect to Shares covered by an Agreement shall lapse upon a Change in Control (as defined in the Plan) of the Company.

       Under current law, for Federal income tax purposes, the participant will not be taxed upon the grant of an Agreement under the Plan. Upon the purchase of Shares, if such Shares are still subject to risk of forfeiture under the Plan, the participant will not be taxed. (However, if at the time of purchase the risk of forfeiture has lapsed, the participant will recognize income at the time of purchase to the extent of the then fair market value of the Shares, less $.05 per Share.) Shares which are not taxable at time of purchase will be taxable upon the lapse of risk of forfeiture and the holder will recognize ordinary income equal to the difference between such Shares' fair market value on the date of lapse of the risk of forfeiture and the purchase price. Generally, the Company will receive a deduction for the amount the participant reports as ordinary income arising from the lapse of the risk of forfeiture (or purchase) of Shares under the Agreement. Upon a subsequent sale or disposition of the stock, the holder generally will have taxable income equal to any excess of the selling price over the fair market value at the date of purchase.

       Generally, the Board may amend or terminate the Plan, except that the Plan shall not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, ERISA, or the rules thereunder. In addition, the Company expects that it would submit to shareholder approval any amendment that would: (i)
materially   increase  the  benefits  accruing  to participants;  (ii)
increase the number of securities issuable under the Plan (other than an increase pursuant to the anti-dilution provisions thereof); (iii) change the class of individuals eligible to receive Agreements under the Plan; or (iv) otherwise materially modify the requirements for eligibility under the Plan.

       On March 22, 1996, each of Messrs. Bauknight, Hooper, Martin, Mickel and Rose were Eligible Directors for purposes of the Plan. Messrs. Sterling, Giddens and Davis are not eligible to participate in the Plan as they are employees of the Company.

                                New Plan Benefits

                                               Restricted Stock Agreement Plan

Name and Position                       Dollar Value (1)        1996 Number of Shares

Clarence B. Bauknight                         $18,795                  2,100
Director

Tecumseh Hooper, Jr.                          $18,795                  2,100
Director

Jacob H. Martin                               $18,795                  2,100
Director

Buck Mickel                                   $18,795                  2,100
Director

Porter B. Rose                                $18,795                  2,100
Director

Current Executive                              $0 (2)                  0 (2)
Officers as a Group

Non-Employee Director                         $93,975                 10,500
Group (5 persons)

All Employees, Excluding                       $0 (2)                  0 (2)
Executive Officers, as a Group

(1) This amount is based upon the difference between the $.05 per share purchase price and the average of the high and low bid prices of the Company's Common Stock as reported by National Daily Quotation Service for March 22, 1996.
(2)      Employees of the Company are not eligible to participate in the Plan.

         Each of the Eligible Directors can be deemed to have an interest in approval of the Plan.



         The Plan is being submitted to the shareholders of the Company for approval in order to qualify certain aspects of the operation of the Plan and certain of the Company's other option plans for an exemption from the six-month-short-swing-profit rules of the Exchange Act. The Plan will not become effective if the requisite shareholder vote on approval is not obtained.

Vote Required

         The affirmative vote of the holders of a majority of the shares of Class A Common Stock and Common Stock present, or represented, and entitled to vote at the Annual Meeting is required for approval and adoption of the Restricted Stock Agreement Plan.

 THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RESTRICTED STOCK AGREEMENT
                                   PLAN.
                    ANNUAL REPORT; INCORPORATION BY REFERENCE

         The Company's Annual Report to Shareholders for its fiscal year ended December 31, 1995 (the "Annual Report") is enclosed. Additional copies may be obtained from the Company. In addition, the Company will provide without charge to any shareholder of record as of March 15, 1996, who so requests in writing, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (without exhibits). Any such request should be directed to the Company, P.
O. Box 17526, Greenville, South Carolina 29606, Attention: Robert S. Davis, Chief Financial Officer. Management's Discussion and Analysis of Financial Condition and Results of Operations included on pages 11 through 14 of the 1995 Annual Report to Shareholders and the Consolidated Financial Statements included on pages 15 through 40 of the 1995 Annual Report to Shareholders are incorporated herein by reference.


                                    AUDITORS

         The Company has appointed the accounting firm of Elliott, Davis and Company, L.L.P. as independent auditors for the Company's 1996 fiscal year. Representatives of Elliott, Davis and Company, L.L.P. are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.


                  SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

         Any shareholder who, in accordance with and subject to the provisions of the proxy rules of the Securities and Exchange Commission, wishes to submit a proposal for inclusion in the Company's proxy statement for its 1997 meeting of Shareholders must deliver such proposal in writing to the Secretary of the Company at the Company's principal executive offices at Post Office Box 17526, Greenville, South Carolina 29606, not later than November 15, 1996, and must otherwise comply with the rules and regulations of the Securities and Exchange Commission.


                                  OTHER MATTERS

         The Board of Directors does not know of any matters to be presented for consideration other than the matters described in the Notice of Annual Meeting, but if any matters are properly presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.
                                         By Order of the Board of Directors,

                                               C. Thomas Wyche, Secretary


Dated:  April 5, 1996

                                   APPENDIX A

                    TEXT OF COMMON STOCK INCREASE AMENDMENT,
                        CLASS A CONVERSION AMENDMENT AND
                          CLASS A ELIMINATION AMENDMENT


1. RESOLVED, that the authorized number of shares of Common Stock of the Company, par value $.05 per share (the "Common Stock"), be increased from the present number of 4,000,000 shares to 30,000,000 shares;

2. RESOLVED, that on the next business day following the approval by shareholders of the increase in authorized shares of Common Stock of the Company described in Paragraph 1 above, each of the outstanding shares of Class A Common Stock, par value $.05 per share (the "Class A Common"), and each of the shares of Class A Common Stock reserved for issuance pursuant to existing Company obligations be automatically converted into one share of Common Stock; and



3. RESOLVED, that, immediately following the conversion described in Paragraph 2 above, all authorized but unissued shares of Class A Common be canceled, and all references to Class A Common Stock in the Articles of Incorporation be deleted.

********************************************************************************

                                    APPENDIX


                                   APPENDIX B

Emergent Group, Inc.
15 South Main Street, Suite 750
P.O. Box 17526
Greenville, SC 29606

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF EMERGENT GROUP, INC. (THE "COMPANY")
The undersigned hereby appoints C.T. Wyche and Robert S. Davis or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Class A Common Stock and Common Stock of the Company held of record by the undersigned on March 15, 1996, at the annual meeting of Shareholders to be held April 18, 1996, or any adjournment thereof.

     Proxy for Class A Common  Stock and Common  Stock

1.  ELECTION OF DIRECTORS
   For the eight nominees listed below (except as marked to the contrary below)

     WITHHOLD AUTHORITY to vote for the eight nominees listed below

     Clarence B. Bauknight, Robert S. Davis, Keith B. Giddens, Tecumseh Hooper, Jr., Jacob H. Martin, Buck Mickel, Porter B. Rose, John M. Sterling, Jr.

     INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below. If you desire to cumulate your votes for any particular nominee(s), in the event cumulative voting is elected, write your instructions as to the number of votes cast for each in the space provided below.

2. PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY'S COMMON STOCK, $.05 PAR VALUE, TO 30,000,000 SHARES.

                FOR                AGAINST          ABSTAIN

3. PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO PROVIDE FOR ALL OUTSTANDING SHARES OF CLASS A COMMON STOCK, $.05 PAR VALUE, AND ALL SHARES OF CLASS A COMMON STOCK RESERVED FOR ISSUANCE PURSUANT TO EXISTING COMPANY OBLIGATIONS TO BE CONVERTED ON A ONE-FOR-ONE BASIS INTO COMMON STOCK.

                FOR                 AGAINST         ABSTAIN

          This Proposal is conditioned upon shareholder approval of Proposal 2. If Proposal 2 is not approved, the Company will not implement this Proposal even if it is approved by the shareholders.

4. PROPOSAL TO ADOPT AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CANCEL ALL AUTHORIZED BUT UNISSUED SHARES OF CLASS A COMMON STOCK.

                FOR                  AGAINST        ABSTAIN

     This Proposal is conditioned upon shareholder approval of Proposals 2 and
     3. If Proposals 2 and 3 are not approved, the Company will not implement this Proposal even if it is approved by the shareholders.

5.   PROPOSAL TO APPROVE THE COMPANY'S RESTRICTED STOCK AGREEMENT PLAN.

                FOR                  AGAINST        ABSTAIN

6. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted in favor of proposals 1 through 5 and in the discretion of the Proxies, upon such other business as may properly come before the meeting.


          Please sign exactly as name appears herein. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                         DATE

                                         SIGNATURE

                                         SIGNATURE IF HELD JOINTLY

                                         Please mark, sign, date and return the
                                         proxy card promptly using the enclosed
                                         envelope.

                                        The above signature hereby acknowledges
                                        receipt of the notice of Annual Meeting
                                        of Shareholders dated April 5, 1996, and the proxy statement furnished therewith.